Preferred Apartment Communities, Inc. Reports Results for First Quarter Ended 2018

Atlanta, GA, April 30, 2018

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended March 31, 2018. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-18.

"As we continue executing our strategy of property acquisitions, we are able to utilize our unique access to capital through the independent broker-dealer and registered investment advisory channels to issue our Series A Preferred Stock and mShares. These additional capital channels beyond the sale of our common stock give us a significant competitive advantage as we explore opportunities," said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below. Net income (loss) per share reflected gains on sales of real estate of approximately $1.14 per share for the first quarter 2017 and $0.52 per share for the first quarter 2018.

	Three months ended March 31,
	2018	2017	% change

Revenues (in thousands)	$90,370	$66,561	35.8%

Per share data:
Net income (loss) (1)	$(0.14)	$0.54	—

FFO (2)	$0.37	$0.35	5.7%

AFFO (2)	$0.26	$0.27	(3.7)%

Dividends (3)	$0.25	$0.22	13.6%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-3 and Definitions of Non-GAAP Measures beginning on page S-18.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the first quarter 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 68.5% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 57.0%.(A)

•
For the first quarter 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 96.7% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 65.2%.(A)

•	For the first quarter 2018, our same store net operating income for our established multifamily communities increased 10.3% as compared to the first quarter 2017. (B)

•
At March 31, 2018, the market value of our common stock was $14.19. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 17.3% through March 31, 2018.

•
As of March 31, 2018, our total assets were approximately $3.4 billion compared to approximately $2.5 billion as of March 31, 2017, an increase of approximately $851 million, or approximately 33.4%. This growth was driven primarily by the acquisition of 18 real estate properties (partially offset by the sale of two properties) and an increase of approximately $74.1 million in the funded amount of our real estate loan investment portfolio since March 31, 2017.

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•	As of March 31, 2018, the average age of our multifamily communities was approximately 5.6 years, which is one of the youngest in the multifamily REIT industry.

•
Approximately 89.1% of our permanent property-level mortgage debt has fixed interest rates or has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates.

•	At March 31, 2018, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 53.9%.

•
Cash flow from operations for the quarter ended March 31, 2018 was approximately $31.4 million, an increase of approximately $13.1 million, or 71.9%, compared to approximately $18.3 million for the quarter ended March 31, 2017.

•	For the quarter ended March 31, 2018, our physical occupancy for established multifamily communities was 95.1%.

•
On January 16, 2018, we closed on a real estate loan investment of up to $3.5 million in support of a mixed-use project in North Augusta, South Carolina. On February 13, 2018, we closed on a real estate loan investment of up to $137.6 million in support of a 551-unit multifamily community in San Jose, California.

•
On March 20, 2018, we sold our oldest multifamily community, Lake Cameron, which is located in Raleigh, North Carolina for approximately $43.5 million, which resulted in an average annual return of 19% from January 23, 2013, the date the property was acquired.

•
Remediation of property damages due to Hurricane Harvey at our Stone Creek multifamily community located in Port Arthur, Texas is progressing on schedule, and we anticipate full completion by May 2018. For the three-month period ended March 31, 2018, rental revenues decreased approximately $252,000 due to lost rents. During the first quarter, we received proceeds from our insurance company of $588,000 for lost rents, which has been reflected in income for the first quarter 2018. We expect to record a full recovery of the remainder of lost revenues upon settlement with our insurance carrier and receipt of funds later in 2018.

(A) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to preferred stockholders to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-18.

(B) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-18.

Acquisitions of Properties

During the first quarter 2018, we acquired the following properties:

Property	Location (MSA)	Units	Leasable square feet

Multifamily communities:
The Lux at Sorrel	Jacksonville, FL	265	n/a
Green Park	Atlanta, GA	310	n/a

Office buildings:
Armour Yards	Atlanta, GA	n/a	187,000

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Real Estate Assets

	Owned as of March 31, 2018	Potential additions from real estate loan investment portfolio (1)	Potential total
Multifamily communities:
Properties	31	15	46
Units	9,768	4,378	14,146
Grocery-anchored shopping centers:
Properties	39	—	39
Gross leasable area (square feet)	4,055,714	—	4,055,714
Student housing properties:
Properties	4	6	10
Units	891	1,457	2,348
Beds	2,950	4,145	7,095
Office buildings:
Properties	5	—	5
Rentable square feet	1,539,000	—	1,539,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

Subsequent to Quarter End

On April 11, 2018, we closed on a real estate loan and member loan investment of up to approximately $30.2 million in support of a proposed 302-unit multifamily community in Alexandria, Virginia.

On April 27, 2018, we acquired a grocery-anchored shopping center located in the Atlanta, Georgia MSA comprising 68,658 square feet of gross leasable area and a second grocery-anchored shopping center located in the Nashville, Tennessee MSA comprising 70,203 square feet of gross leasable area.

On April 30, 2018, our board of directors declared a quarterly dividend on our Common Stock of $0.255 per share, payable on July 16, 2018 to stockholders of record on June 15, 2018.

Multifamily Established Communities Financial Data

The following chart presents same store operating results for the Company’s established communities. Effective with the fourth quarter 2017, we define our population of established communities as those that have been stabilized for at least three consecutive months and that have been owned for at least 15 full months as of the end of the first quarter of each year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following multifamily established communities:

Stoneridge Farms at Hunt Club	Overton Rise	Avenues at Cypress
Vineyards	Aster at Lely	Avenues at Northpointe
McNeil Ranch	Venue at Lakewood Ranch	Stone Rise
Citi Lakes	Lenox Portfolio	Sorrel

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Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Multifamily Established Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	3/31/2018	3/31/2017	$ change	% change
Revenues:
Rental revenues	$13,412	$12,990	$422	3.2%
Other property revenues	1,458	1,390	68	4.9%
Total revenues	14,870	14,380	490	3.4%

Operating expenses:
Property operating and maintenance	1,839	1,865	(26)	(1.4)%
Payroll	1,148	1,229	(81)	(6.6)%
Property management fees	599	577	22	3.8%
Real estate taxes	2,181	2,382	(201)	(8.4)%
Other	610	627	(17)	(2.7)%
Total operating expenses	6,377	6,680	(303)	(4.5)%

Same store net operating income	$8,493	$7,700	$793	10.3%

Real estate taxes for same store established communities fell 8.4% for the first quarter 2018 versus 2017 due to successful appeals for 2017 which, along with guidance from our real estate tax consultants, resulted in downward adjustments to some of our 2018 estimates.

Reconciliation of Multifamily Established Communities' Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
(in thousands)	3/31/2018	3/31/2017

Same store net operating income	$8,493	$7,700
Add:
Non-same-store property revenues	60,936	39,419
Less:
Non-same-store property operating expenses	21,641	14,586

Property net operating income	47,788	32,533
Add:
Interest revenue on notes receivable	10,300	7,948
Interest revenue on related party notes receivable	4,265	4,814
Less:
Equity stock compensation	1,135	873
Depreciation and amortization	40,616	24,826
Interest expense	20,968	15,009
Acquisition costs	—	9
Management fees	6,241	4,513
Insurance, professional fees and other	704	903
Gain on sale of real estate	20,354	30,724
Contingent asset management and general and administrative expense fees	(1,220)	(175)

Net income (loss)	$14,263	$30,061

Capital Markets Activities

During the first quarter 2018, we issued and sold an aggregate of 98,195 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $88.4 million after commissions and other fees. In addition, during the first quarter 2018, we issued approximately 527,000 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $7.2 million.

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During the first quarter 2018, we issued and sold an aggregate of 5,209 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $5.1 million after dealer manager fees.
Our outstanding shares of Common Stock totaled approximately 39.2 million shares at March 31, 2018. The market value of our Common Stock was $14.19 per share on March 31, 2018 versus $13.21 on March 31, 2017. Our total equity book value increased 40.7% to approximately $1.4 billion at March 31, 2018 from $967.3 million at March 31, 2017.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On February 1, 2018, we declared a quarterly dividend on our Common Stock of $0.25 per share for the first quarter 2018. This represents a 13.6% increase in our common stock dividend from our first quarter 2017 common stock dividend of $0.22 per share, and an annualized dividend growth rate of 14.9% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The first quarter dividend was paid on April 16, 2018 to all stockholders of record on March 15, 2018. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.25 per unit for the first quarter 2018, which was paid on April 16, 2018 to all Class A Unit holders of record as of March 15, 2018.

Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $19.2 million for the quarter ended March 31, 2018 and represent a 6% annual yield. We declared and paid dividends totaling approximately $270,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended March 31, 2018. The mShares have an escalating dividend rate from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, May 1, 2018 at 11:00 a.m. Eastern Time to discuss our first quarter 2018 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, May 1, 2018
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our first quarter 2018 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2018 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.43 - $1.47 per share for the full year 2018.

Revenue - We currently project total revenues to be in the range of $400 million - $440 million for the full year 2018.

Common Stock dividends - We currently expect to increase our Common Stock dividend by an aggregate of at least 10% during 2018 as compared to 2017.

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AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month periods ended March 31, 2018 and 2017 appear on page S-3 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/1Q18_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2018, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

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The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

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PREFERRED APARTMENT | COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

FIRST QUARTER

SUPPLEMENTAL FINANCIAL DATA

SOARING

2018

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 8

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-4
Consolidated Balance Sheets	S-6
Consolidated Statements of Cash Flows	S-7
Real Estate Loan Investment Portfolio	S-8
Mortgage Indebtedness	S-10
Multifamily Communities	S-14
Capital Expenditures	S-15
Grocery-Anchored Shopping Center Portfolio	S-16
Office Building Portfolio	S-17
Definitions of Non-GAAP Measures	S-18

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
(In thousands, except per-share figures)	2018	2017
Revenues:
Rental revenues	$64,077	$45,363
Other property revenues	11,728	8,436
Interest income on loans and notes receivable	10,300	7,948
Interest income from related parties	4,265	4,814
Total revenues	90,370	66,561

Operating expenses:
Property operating and maintenance	8,805	6,539
Property salary and benefits	3,899	3,028
Property management fees	2,756	1,902
Real estate taxes	9,975	7,904
General and administrative	1,841	1,505
Equity compensation to directors and executives	1,135	873
Depreciation and amortization	40,616	24,826
Acquisition and pursuit costs	—	9
Asset management and general and administrative expense
fees to related party	6,241	4,513
Insurance, professional fees, and other expenses	1,445	1,291

Total operating expenses	76,713	52,390
Contingent asset management and general and administrative
expense fees	(1,220)	(175)

Net operating expenses	75,493	52,215
Operating income	14,877	14,346
Interest expense	20,968	15,009
Net income (loss) before gain on sale of real estate	(6,091)	(663)
Gain on sale of real estate	20,354	30,724

Net income	14,263	30,061
Consolidated net (income) attributable to non-controlling interests	(380)	(999)

Net income attributable to the Company	13,883	29,062

Dividends declared to preferred stockholders	(19,517)	(14,386)
Earnings attributable to unvested restricted stock	(2)	(1)

Net (loss) income attributable to common stockholders	$(5,636)	$14,675
Net (loss) income per share of Common Stock available to common stockholders,
basic and diluted	$(0.14)	$0.54

Dividends per share declared on Common Stock	$0.25	$0.22

Weighted average number of shares of Common Stock outstanding,
basic and diluted	39,098	26,936

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Reconciliation of FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended March 31,
(In thousands, except per-share figures)		2018	2017

Net (loss) income attributable to common stockholders (See note 1)		$(5,636)	$14,675

Add:	Depreciation of real estate assets	27,712	18,131
	Amortization of acquired real estate intangible assets and deferred leasing costs	12,591	6,532
	Income attributable to non-controlling interests (See note 2)	380	999
Less:	Gain on sale of real estate	(20,354)	(30,724)
FFO		14,693	9,613

Add:	Acquisition and pursuit costs	—	9
	Loan cost amortization on acquisition term note (See note 3)	25	27
	Amortization of loan coordination fees paid to the Manager (See note 4)	476	356
	Mortgage loan refinancing and extinguishment costs	41	—
	Insurance recovery in excess of weather-related property operating losses (See note 5)	(260)	—
	Non-cash equity compensation to directors and executives	1,135	873
	Amortization of loan closing costs (See note 6)	1,045	798
	Depreciation/amortization of non-real estate assets	313	163
	Net loan fees received (See note 7)	800	—
	Accrued interest income received (See note 8)	1,343	2,524
	Deemed dividends from cash redemptions of preferred stock	318	—
	Non-cash dividends on Series M Preferred Stock	106	—
	Amortization of lease inducements (See note 9)	257	—
Less:	Non-cash loan interest income (See note 8)	(4,932)	(4,299)
	Cash paid for loan closing costs	(391)	—
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(3,189)	(1,817)
	Amortization of deferred revenues (See note 11)	(497)	—
	Normally recurring capital expenditures and leasing costs (See note 12)	(874)	(846)

AFFO		$10,409	$7,401

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$9,802	$5,971
	Distributions to Unitholders (See note 2)	268	198
	Total	$10,070	$6,169

Common Stock dividends and Unitholder distributions per share		$0.25	$0.22

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.37	$0.35
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.26	$0.27

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	39,098	26,936
	Class A Units	1,070	926
	Common Stock and Class A Units	40,168	27,862

	Diluted Common Stock and Class A Units (B)	41,226	28,786

Actual shares of Common Stock outstanding, including 6 and 8 unvested shares
of restricted Common Stock at March 31, 2018 and 2017, respectively		39,215	27,193
Actual Class A Units outstanding at March 31, 2018 and 2017, respectively.		1,070	903
	Total	40,285	28,096

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.66% weighted average non-controlling interest in the Operating Partnership for the three-month period ended March 31, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders, excluding any gains from sales of real estate assets.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-4.

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Notes to Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended March 31, 2018 include activity for the two multifamily communities and one office building acquired during the quarter only from their respective dates of acquisition. In addition, the first quarter 2018 period includes a full quarter of activity for the six multifamily communities, eight grocery-anchored shopping centers, two student housing properties and one office building acquired during the second, third and fourth quarters 2017. Rental and other property revenues and expenses for the first quarter 2017 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 1,070,103 Class A Units as of March 31, 2018. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.67% and 3.32% for the three-month periods ended March 31, 2018 and 2017, respectively.

3)
We incurred loan closing costs for the $11 million term note, which we used to finance the acquisition of our Anderson Central grocery-anchored shopping center, and on our $200 million acquisition revolving credit facility, or Acquisition Facility, which is used to finance acquisitions of multifamily communities and student housing communities. The costs to establish these instruments were deferred and amortized over the lives of the instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of AFFO.

4)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At March 31, 2018, aggregate unamortized loan coordination fees were approximately $12.4 million, which will be amortized over a weighted average remaining loan life of approximately 10.5 years.

5)
We sustained weather-related operating losses due to Hurricane Harvey at our Stone Creek multifamily community during the first quarter 2018; these costs are added back to FFO in our calculation of AFFO. Included in these adjustments are the receipt from our insurance carrier during the first quarter 2018 of claims proceeds for lost rental revenues incurred during the third and fourth quarters of 2017 that totaled approximately $588,000, which was recognized in our statements of operations for the first quarter 2018.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. On March 23, 2018, but effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At March 31, 2018, aggregate unamortized loan costs were approximately $19.8 million, which will be amortized over a weighted average remaining loan life of approximately 7.9 years.

7)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO.

8)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 7 above) which was earned and accrued prior to those periods presented on various real estate loans.

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

10)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

shopping center assets and office buildings. At March 31, 2018, the balance of unamortized below-market lease intangibles was approximately $39.0 million, which will be recognized over a weighted average remaining lease period of approximately 9.4 years.

11)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

12)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-18.

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except per-share par values)	March 31, 2018	December 31, 2017
Assets
Real estate
Land	$422,361	$406,794
Building and improvements	2,146,135	2,043,853
Tenant improvements	75,531	63,425
Furniture, fixtures, and equipment	225,553	210,779
Construction in progress	13,420	10,491
Gross real estate	2,883,000	2,735,342
Less: accumulated depreciation	(193,141)	(172,756)
Net real estate	2,689,859	2,562,586
Real estate loan investments, net of deferred fee income	278,258	255,345
Real estate loan investments to related parties, net	134,786	131,451
Total real estate and real estate loan investments, net	3,102,903	2,949,382

Cash and cash equivalents	19,711	21,043
Restricted cash	47,683	51,969
Notes receivable	12,174	17,318
Note receivable and revolving line of credit due from related party	28,020	22,739
Accrued interest receivable on real estate loans	29,693	26,865
Acquired intangible assets, net of amortization	100,276	102,743
Deferred loan costs on Revolving Line of Credit, net of amortization	1,578	1,385
Deferred offering costs	7,374	6,544
Tenant lease inducements, net	16,318	14,425
Tenant receivables and other assets	28,444	37,957

Total assets	$3,394,174	$3,252,370

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	$1,871,966	$1,776,652
Revolving line of credit	13,200	41,800
Term note payable, net of deferred loan costs	—	10,994
Real estate loan investment participation obligation	10,798	13,986
Deferred revenue	31,053	27,947
Accounts payable and accrued expenses	33,053	31,253
Accrued interest payable	5,472	5,028
Dividends and partnership distributions payable	16,460	15,680
Acquired below market lease intangibles, net of amortization	38,991	38,857
Security deposits and other liabilities	12,349	9,407

Total liabilities	2,033,342	1,971,604

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 1,348 and 1,250 shares issued; 1,313 and 1,222
shares outstanding at March 31, 2018 and December 31, 2017, respectively	13	12
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 20 and 15 shares issued and outstanding
at March 31, 2018 and December 31, 2017, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
39,208 and 38,565 shares issued and outstanding at
March 31, 2018 and December 31, 2017, respectively	392	386
Additional paid-in capital	1,357,725	1,271,040
Accumulated earnings	—	4,449
Total stockholders' equity	1,358,130	1,275,887
Non-controlling interest	2,702	4,879
Total equity	1,360,832	1,280,766

Total liabilities and equity	$3,394,174	$3,252,370

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(In thousands)	2018	2017
Operating activities:
Net income (loss )	$14,263	$30,061
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	27,990	18,288
Amortization expense	12,626	6,539
Amortization of above and below market leases	(1,178)	(798)
Deferred revenues and fee income amortization	(943)	(284)
Amortization of market discount on assumed debt and lease incentives	323	—
Deferred loan cost amortization	1,480	1,180
(Increase) in accrued interest income on real estate loans	(2,828)	(1,546)
Equity compensation to executives and directors	1,135	873
Gain on sale of real estate	(20,354)	(30,724)
Other	—	187
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	625	(1,965)
(Increase) in tenant lease incentives	(2,149)	(2,913)
Increase in accounts payable and accrued expenses	(1,074)	(716)
Increase in accrued interest, prepaid rents and other liabilities	1,502	95
Net cash provided by operating activities	31,418	18,277

Investing activities:
Investment in real estate loans	(68,929)	(16,272)
Repayments of real estate loans	42,312	9,866
Notes receivable issued	(472)	(1,263)
Notes receivable repaid	5,618	—
Note receivable issued to and draws on line of credit by related party	(14,419)	(7,650)
Repayments of line of credit by related party	9,034	7,554
Loan origination fees received	1,600	—
Loan origination fees paid to Manager	(800)	—
Acquisition of properties	(170,072)	(138,298)
Disposition of properties, net	42,266	76,368
Increase in cash held in like-kind exchange	—	3,761
Receipt of insurance proceeds for capital improvements	412	—
Additions to real estate assets - improvements	(7,637)	(3,680)
(Deposits) on acquisitions	4,021	(1,838)
Net cash used in investing activities	(157,066)	(71,452)

Financing activities:
Proceeds from mortgage notes payable	123,275	104,300
Payments for mortgage notes payable	(27,350)	(67,141)
Payments for deposits and other mortgage loan costs	(1,733)	(3,399)
Proceeds from real estate loan participants	5	82
Payments to real estate loan participants	(3,314)	(2,467)
Proceeds from lines of credit	86,200	37,500
Payments on lines of credit	(114,800)	(68,000)
Repayment of the Term Loan	(11,000)	—
Proceeds from sales of Units, net of offering costs and redemptions	87,490	68,987
Proceeds from sales of Common Stock	—	186
Proceeds from exercises of warrants	11,169	4,249
Common Stock dividends paid	(9,576)	(5,741)
Preferred stock dividends paid	(18,963)	(13,961)
Distributions to non-controlling interests	(221)	(195)
Payments for deferred offering costs	(1,152)	(2,126)
Net cash provided by financing activities	120,030	52,274

Net increase in cash, cash equivalents and restricted cash	(5,618)	(901)
Cash, cash equivalents and restricted cash, beginning of period	73,012	67,715
Cash, cash equivalents and restricted cash, end of period	$67,394	$66,814

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					March 31, 2018	December 31, 2017

Multifamily communities:				(in thousands)
Encore	Atlanta, GA	4/8/2019	10/8/2020	$10,958	$10,958	$10,958	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/8/2020	9,758	7,723	7,521	8.5 / 5
Palisades	Northern VA	5/17/2018 (2)	N/A	17,270	17,132	17,111	8 / 5
Fusion	Irvine, CA	5/31/2018	5/31/2020	70,835	65,981	58,447	8.5 / 7.5
Green Park	Atlanta, GA	2/28/2018	12/1/2019	13,464	—	11,464	8.5 / 5.83
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693	12,405	12,145	8.5 / 6.5
Hidden River	Tampa, FL	12/3/2018	12/3/2020	4,735	4,735	4,735	8.5 / 6.5
Hidden River Capital	Tampa, FL	12/4/2018	12/4/2020	5,380	5,149	5,041	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,365	3,365	3,365	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916	3,702	3,624	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2018	6/26/2020	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	13,250	12,972	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	3,744	3,637	3,561	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	31,509	—	30,571	10.5 / 0
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	34,563	—	8.5 / 6.0
Brentwood	Nashville, TN	6/1/2018	N/A	2,376	2,329	2,261	12 / 0
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416	7,461	3,521	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,101	4,994	8.5 / 5.5
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	18,342	13,400	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749	9,269	4,951	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	4,863	4,761	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336	2,968	850	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	5,652	5,530	8.5 / 5

Student housing properties:
Haven 12	Starkville, MS	12/17/2018	11/30/2020	6,116	6,116	5,816	8.5 / 0
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,820	9,820	9,820	8.5 / 5
Haven Northgate	College Station, TX	6/20/2019	6/20/2020	67,680	66,644	65,724	(3) / 1.5
Lubbock II	Lubbock, TX	4/20/2019	N/A	9,857	9,635	9,357	8.5 / 0
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,582	18,242	17,039	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201	7,978	7,795	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	6,896	1,610	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	7,298	7,145	8.5 / 5.5

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857	12,857	12,857	8.5 / 6.9 (4)

Other:
Crescent Avenue	Atlanta, GA	4/13/2018	5/31/2018	8,500	8,500	8,500	10 / 5
North Augusta Ballpark	North Augusta, SC	1/15/2021	1/15/2024	3,500	1,492	—	9 / 6

				$604,107	415,123	388,506
Unamortized loan origination fees					(2,079)	(1,710)

Carrying amount					$413,044	$386,796

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Effective April 13, 2018, the maturity date was extended to May 17, 2019.
(3) The current interest rate on the Haven Northgate loan is a variable rate of 600 basis points over LIBOR.
(4) Effective January 1, 2018, the deferred interest rate increased to 6.9% per annum until the accumulated accrued interest balance reaches $250, at which point the deferred interest rate reverts to 5.0%.

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan. As of March 31, 2018, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Encore	Atlanta, GA	339	9/30/2018	12/31/2018
Palisades	Northern VA	304	1/1/2019	5/31/2019
Fusion	Irvine, CA	280	10/1/2018	1/1/2019
Bishop Street	Atlanta, GA	232	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	9/1/2018	12/31/2018
CityPark II	Charlotte, NC	200	9/30/2018	12/31/2018
Park 35 on Clairmont	Birmingham, AL	271	S + 90 days (2)	S + 150 days (2)
Fort Myers	Fort Myers, FL	224	S + 90 days (2)	S + 150 days (2)
Wiregrass	Tampa, FL	392	S + 90 days (2)	S + 150 days (2)
360 Forsyth	Atlanta, GA	356	S + 90 days (2)	S + 150 days (2)
Morosgo	Atlanta, GA	258	S + 90 days (2)	S + 150 days (2)
University City Gateway	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
Berryessa	San Jose, CA	551	N/A	N/A
Brentwood	Nashville, TN	301	N/A	N/A
North Augusta Ballpark	North Augusta, SC	32	N/A	N/A

Student housing properties:
Haven 12	Starkville, MS	152	4/1/2019	6/30/2019
Haven46	Tampa, FL	158	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	12/1/2019	2/28/2020
Solis Kennesaw	Atlanta, GA	248	(3)	(3)

		5,835

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The Berryessa and North Augusta Ballpark projects do not include exclusive purchase options, but we hold a Right of First Offer on these projects at prices acceptable to us and the developer. The Brentwood project is a land acquisition bridge loan and does not include any exclusive purchase right as of March 31, 2018.

(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2018		December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Stone Rise	7/3/2014	$23,798		$23,939	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	10/31/2017	38,848		39,019	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,357		13,357	4/1/2021	4.49%	Fixed rate		4/30/2019
McNeil Ranch	1/24/2013	13,621		13,646	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	—	(2)	19,773	2/1/2020	3.13%	Fixed rate		2/28/2018
Stoneridge	9/26/2014	25,982		26,136	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,512		34,672	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,555		21,675	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,324		27,467	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	29,190		29,348	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely	6/24/2015	32,305		32,471	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,920		21,038	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	40,317		40,523	8/1/2024	3.48%	160	(3)	8/31/2016
Citi Lakes	9/3/2015	42,176		42,396	4/1/2023	4.05%	217	(4)	N/A
Stone Creek	6/22/2017	20,386		20,467	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	29,824		30,009	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,717		17,802	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,788		39,981	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	77,800		77,800	1/5/2019	4.18%	230		1/4/2019
Crosstown Walk	1/15/2016	31,332		31,486	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	66,614		66,912	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	34,900		35,073	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,633		32,801	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	29,827		29,970	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	35,066		35,210	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	31,138		31,271	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,697		26,801	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	38,891		39,066	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	31,618		31,760	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,688		37,847	11/1/2024	4.19%	Fixed rate	(5)	N/A
Reserve at Summit Crossing	9/29/2017	19,925		20,017	10/1/2024	3.87%	Fixed rate		N/A

FIRST QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Overlook at Crosstown Walk	11/21/2017	22,134	22,231	12/1/2024	3.95%	Fixed rate		N/A
Colony at Centerpointe	12/20/2017	33,243	33,346	10/1/2026	3.68%	Fixed rate		N/A
Lux at Sorrel	1/9/2018	31,479	—	2/1/2030	3.91%	Fixed rate		N/A
Green Park	2/28/2018	39,750	—	3/10/2028	4.09%	Fixed rate		N/A

Total multifamily communities		1,092,355	1,045,310

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,418	9,470	10/1/2019	3.36%	Fixed rate		10/31/2015
Parkway Town Centre	9/5/2014	6,850	6,887	10/1/2019	3.36%	Fixed rate		10/31/2015
Woodstock Crossing	8/8/2014	2,976	2,989	9/1/2021	4.71%	Fixed rate		N/A
Deltona Landings	9/30/2014	6,739	6,778	10/1/2019	3.48%	Fixed rate		N/A
Powder Springs	9/30/2014	7,111	7,152	10/1/2019	3.48%	Fixed rate		N/A
Kingwood Glen	9/30/2014	11,276	11,340	10/1/2019	3.48%	Fixed rate		N/A
Barclay Crossing	9/30/2014	6,340	6,376	10/1/2019	3.48%	Fixed rate		N/A
Sweetgrass Corner	9/30/2014	7,687	7,731	10/1/2019	3.58%	Fixed rate		N/A
Parkway Centre	9/30/2014	4,415	4,441	10/1/2019	3.48%	Fixed rate		N/A
The Market at Salem Cove	10/6/2014	9,381	9,423	11/1/2024	4.21%	Fixed rate		11/30/2016
Independence Square	8/27/2015	11,905	11,967	9/1/2022	3.93%	Fixed rate		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,654	9,690	9/4/2020	4.16%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,206	20,301	1/1/2026	4.19%	Fixed rate		N/A
Summit Point	10/30/2015	12,122	12,208	11/1/2022	3.57%	Fixed rate		N/A
East Gate Shopping Center	4/29/2016	5,542	5,578	5/1/2026	3.97%	Fixed rate		N/A
Fury's Ferry	4/29/2016	6,402	6,444	5/1/2026	3.97%	Fixed rate		N/A
Rosewood Shopping Center	4/29/2016	4,300	4,328	5/1/2026	3.97%	Fixed rate		N/A
Southgate Village	4/29/2016	7,644	7,694	5/1/2026	3.97%	Fixed rate		N/A
The Market at Victory Village	5/16/2016	9,176	9,214	9/11/2024	4.40%	Fixed rate		10/10/2017
Wade Green Village	4/7/2016	7,931	7,969	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	28,834	29,023	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	13,072	13,162	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	8/8/2016	25,153	25,322	9/1/2021	3.91%	225	(6)	N/A
Sandy Plains Exchange	8/8/2016	9,131	9,194	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	12,207	12,291	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	9,035	9,097	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,323	9,388	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	16,174	16,241	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	4.67%	300	(7)	11/1/2021

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Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	March 31, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Castleberry-Southard	4/21/2017	11,332	11,383	5/1/2027	3.99%	Fixed rate	N/A
Rockbridge Village	6/6/2017	14,076	14,142	7/5/2027	3.73%	Fixed rate	N/A
Irmo Station	7/26/2017	10,502	10,566	8/1/2030	3.94%	Fixed rate	N/A
Maynard Crossing	8/25/2017	18,274	18,388	9/1/2032	3.74%	Fixed rate	N/A
Woodmont Village	9/8/2017	8,691	8,741	10/1/2027	4.125%	Fixed rate	N/A
West Town Market	9/22/2017	8,907	8,963	10/1/2025	3.65%	Fixed rate	N/A
Crossroads Market	12/5/2017	18,925	19,000	1/1/2030	3.95%	Fixed rate	N/A
Anderson Central	3/16/2018	12,000	—	4/1/2028	4.32%	Fixed rate	N/A

Total grocery-anchored shopping centers		420,111	410,281

Student housing properties:
North by Northwest	6/1/2016	32,574	32,767	9/1/2022	4.02%	Fixed rate	N/A
SoL	3/29/2018	37,485	37,485	2/1/2019	3.98%	210	2/1/2019
Stadium Village	10/27/2017	46,718	46,930	11/1/2024	3.80%	Fixed rate	N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	4.88%	300	1/5/2020

Total student housing properties		148,177	148,582

Office buildings:
Brookwood Center	8/29/2016	32,037	32,219	9/10/2031	3.52%	Fixed rate	10/9/2017
Galleria 75	11/4/2016	5,668	5,716	7/1/2022	4.25%	Fixed rate	N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate	1/31/2022
Westridge at La Cantera	11/13/2017	54,126	54,440	12/10/2028	4.10%	Fixed rate	N/A
Armour Yards	1/29/2018	40,000	—	2/1/2028	4.10%	Fixed rate	1/31/2020

Total office buildings		247,331	207,875
Grand total		1,907,974	1,812,048
Less: deferred loan costs		(30,926)	(30,249)
Less: below market debt adjustment		(5,082)	(5,147)
Mortgage notes, net		$1,871,966	$1,776,652

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Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On date, the Company legally defeased the mortgage loan in conjunction with the sale of its Lake Cameron property, located in Raleigh, NC. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of approximately $355.

(3) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(4) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(5) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(6) The interest rate has a floor of 2.7%.
(7) The interest rate has a floor of 3.25%.

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Multifamily Communities

As of March 31, 2018, our multifamily community portfolio consisted of the following properties:

					Three months ended March 31, 2018
Property	Location	Number of units		Average unit size (sq. ft.)	Average physical occupancy		Average rent per unit

Established Communities:
Stone Rise	Philadelphia, PA	216		1,078	94.6%		$1,451
McNeil Ranch	Austin, TX	192		1,071	95.1%		$1,257
Avenues at Cypress	Houston, TX	240		1,170	94.6%		$1,423
Avenues at Northpointe	Houston, TX	280		1,167	95.7%		$1,340
Stoneridge Farms at the Hunt Club	Nashville, TN	364		1,153	94.7%		$1,098
Vineyards	Houston, TX	369		1,122	95.8%		$1,145
Aster at Lely Resort	Naples, FL	308		1,071	95.8%		$1,467
Venue at Lakewood Ranch	Sarasota, FL	237		1,001	95.6%		$1,568
Citi Lakes	Orlando, FL	346		984	94.5%		$1,394
Lenox Portfolio	Nashville, TN	474		861	96.1%		$1,207
Overton Rise	Atlanta, GA	294		1,018	94.7%		$1,498
Sorrel	Jacksonville, FL	290		1,048	93.6%		$1,258

Total/Average Established Communities		3,610			95.1%

Summit Crossing	Atlanta, GA	485		1,053	92.5%		$1,188
CityPark View	Charlotte, NC	284		948	—		$1,072
Avenues at Creekside	San Antonio, TX	395		974	—		$1,143
Stone Creek	Houston, TX	246		852	—		$1,044
525 Avalon Park	Orlando, FL	487		1,394	—		$1,396
Retreat at Greystone	Birmingham, AL	312		1,100	94.4%		$1,212
Broadstone at Citrus Village	Tampa, FL	296		980	97.7%		$1,267
Founders Village	Williamsburg, VA	247		1,070	94.9%		$1,362
Crosstown Walk	Tampa, FL	342		981	95.4%		$1,268
Claiborne Crossing	Louisville, KY	242		1,204	—		$1,308
Luxe at Lakewood Ranch	Sarasota, FL	280		1,105	—		$1,516
Adara Overland Park	Kansas City, KS	260		1,116	94.1%		$1,310
Aldridge at Town Village	Atlanta, GA	300		969	95.3%		$1,303
The Reserve at Summit Crossing	Atlanta, GA	172		1,002	—		$1,315
Overlook at Crosstown Walk	Tampa, FL	180		986	—		$1,360
Colony at Centerpointe	Richmond, VA	255		1,149	—		$1,305
Lux at Sorrel	Jacksonville, FL	265		1,025	—		n/a
Green Park	Atlanta, GA	310		985	—		n/a

Value-add project:
Village at Baldwin Park	Orlando, FL	528		1,069	—		$1,572

		5,886
Joint venture:
City Vista	Pittsburgh, PA	272		1,023	94.2%		$1,343

Total PAC Non-Established Communities		6,158
Average stabilized physical occupancy					94.9%	(1)
Student housing communities: (2)							Average rent per bed
North by Northwest	Tallahassee, FL	219	(2)	1,250	99.2%		$724
SoL	Tempe, AZ	224	(2)	1,296	91.3%		$713
Stadium Village (3)	Atlanta, GA	198	(2)	1,466	99.7%		$670
Ursa (3)	Waco, TX	250	(2)	1,634	—		n/a

Total All PAC units		10,659

(1) Excludes average occupancy for student housing communities.
(2) North by Northwest has 679 beds, SoL has 639 beds, Stadium Village has 792 beds and Ursa has 840 beds.
(3) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

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For the three-month period ended March 31, 2018, our average established multifamily communities' physical occupancy was 95.1%. We calculate average established physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended March 31, 2018, our average stabilized physical occupancy was 94.9%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended March 31, 2018, our average economic occupancy was 94.9%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, 525 Avalon Park, CityPark View and Avenues at Creekside). We also exclude properties which are currently being marketed for sale, of which there were none at March 31, 2018.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding. For the three-month period ended March 31, 2018, our capital expenditures for multifamily communities and student housing properties consisted of:

	Capital Expenditures
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$99	$37.50	$1	$0.43	$100	$37.93
Carpets	278	105.23	—	—	278	105.23
Wood / vinyl flooring	54	20.55	—	—	54	20.55
Mini blinds and ceiling fans	14	5.32	—	—	14	5.32
Fire safety	4	1.43	13	4.85	17	6.28
HVAC	38	14.38	—	—	38	14.38
Computers, equipment, misc.	24	9.05	47	17.64	71	26.69
Elevators	—	—	5	2.01	5	2.01
Leasing office and other common amenities	1	0.40	93	35.33	94	35.73
Major structural projects	6	2.34	93	35.10	99	37.44
Cabinets and counter top upgrades	—	—	292	110.46	292	110.46
Landscaping and fencing	—	—	27	10.26	27	10.26
Parking lot	—	—	47	17.85	47	17.85
Common area items	—	—	5	1.77	5	1.77
Totals	$518	$196.20	$623	$235.70	$1,141	$431.90

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Grocery-Anchored Shopping Center Portfolio

As of March 31, 2018, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	95.8%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	95.1%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	95.5%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	86.5%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	95.9%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	96.0%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	97.7%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Crossroads Market	Naples, FL	1993	126,895	98.1%	Publix
Champions Village	Houston, TX	1973	383,346	75.0%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	84.3%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	95.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	73.5%	Aldi
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	98.6%	Kroger
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

Grand total/weighted average			4,055,714	94.1%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of March 31, 2018, our grocery-anchored shopping center portfolio was 94.1% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of March 31, 2018 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	13	25,158	0.7%
2018	72	239,263	6.3%
2019	97	561,832	14.7%
2020	109	497,860	13.0%
2021	94	440,527	11.5%
2022	90	313,726	8.2%
2023	44	203,115	5.3%
2024	18	551,844	14.5%
2025	19	298,146	7.8%
2026	9	127,071	3.3%
2027	16	112,101	2.9%
2028+	22	446,360	11.8%

Total	603	3,817,003	100.0%

The Company's Quarterly Report on Form 10-Q for first quarter 2018 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the first quarter 2018 totaled $296,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of March 31, 2018, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	98%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Armour Yards	Atlanta, GA	187,000	97%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%

		1,539,000	98%

The Company's office building portfolio includes the following significant tenants:

	Square footage	Percent of Annual Base Rent	Annual Base Rent
InterContinental Hotels Group	496,391	34.1%	$11,210,020
State Farm Mutual Automobile Insurance Company	183,168	9.8%	3,232,086
Harland Clarke Corporation	129,016	8.5%	2,810,678
United Services Automobile Association	129,015	9.2%	3,042,173
Southern Natural Gas Company, LLC	63,113	5.7%	1,862,077

	1,000,703	67.3%	$22,157,034

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2018	5,626	0.4%
2019	22,890	1.5%
2020	110,596	7.4%
2021	231,549	15.5%
2022	41,532	2.8%
2023	96,775	6.5%
2024	24,120	1.6%
2025	58,276	3.9%
2026	—	—%
2027	258,031	17.2%
2028+	645,364	43.2%

Total	1,494,759	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $60,000 during the first quarter 2018. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

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Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Established Communities' Same Store Net Operating Income (NOI)

We use same store net operating income as an operational metric for our established communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of established communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in

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other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At March 31, 2018, the Company was the approximate 97.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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